Second Amendment to Loan Documents

This Second Amendment (this “Amendment”) is entered into as of May 14, 2007, by and among MuniMae TEI Holdings, LLC, a Maryland limited liability company, MMA Construction Finance, LLC, a Maryland limited liability company, and MMA Mortgage Investment Corporation, a Florida corporation (formerly known as Midland Mortgage Investment Corporation) (each, individually, a “Borrower,” and, collectively, the “Borrowers”), Municipal Mortgage & Equity, LLC, a Delaware limited liability company (the “Guarantor”), Bank of America, N.A., a national banking association (the “Administrative Agent”), and the lenders party to the Credit Agreement (defined below) from time to time (the “Lenders”).

RECITALS:

Reference is made to the following facts that constitute the background of this amendment:

A.	The parties hereto have entered into that certain Credit Agreement dated as of November 12, 2004 (as amended and/or restated from time to time, the “Credit Agreement”), pursuant to which the Lenders committed to loan an amount not to exceed Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00) to the Borrowers. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed to them in the Credit Agreement;

B.	The Loan is (i) secured, in part, by that certain Security Agreement and Collateral Assignment executed as of November 12, 2004 by the Borrowers in favor of Administrative Agent (the “Security Agreement”); and (ii) guaranteed by the Guarantor pursuant to the terms of that certain Guaranty Agreement dated as of November 12, 2004 and executed by the Guarantor (the “Guaranty”);

C.	The Borrowers, the Guarantor, the Administrative Agent and the Lenders have agreed, pursuant to the terms of the First Amendment to Loan Documents (the “Previous Extension”), to extend the Maturity Date of the Credit Agreement from November 12, 2006 to May 14, 2007 (the “Existing Maturity Date”);

D.	In addition to the Previous Extension, the Borrowers have requested that the Credit Agreement be renewed for a period of 364 days from the Existing Maturity Date, with an additional 30-day extension option;

E.	The Borrowers have also requested that the maximum amount of the Aggregate Commitments be reduced to One Hundred Million and 00/100 Dollars ($100,000,000.00) and that certain other provisions of the Loan Documents be amended; and

F.	The Lenders and the Administrative Agent are willing to grant such requests, and the Lenders, the Administrative Agent, the Borrowers and the Guarantor are willing to amend the Credit Agreement solely upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrowers, the Guarantor, the Administrative Agent and the Lenders hereby covenant and agree as follows:

1. Maturity Date.

1.1 The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in its place: “‘Maturity Date’ means May 12, 2008.” From and after the date hereof, all references to the term “Maturity Date” in the Loan Documents shall mean such term as amended hereby.

1.2 Section 2.12 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in its place: “2.12. Extension of Maturity Date. Intentionally deleted.”

2. Responsible Officer. The definition of “Responsible Officer” in Section 1.01 of the Credit Agreement is hereby amended by deleting the wording: “and the certificate required by Section 2.12(b)”. From and after the date hereof, all references to the term “Responsible Officer” in the Loan Documents shall mean such term as amended hereby.

3. Aggregate Commitments.

3.1 The definition of “Aggregate Commitments” in Section 1.01 of the Credit Agreement is hereby amended by replacing “$250,000,000.00” with “$100,000,000.00”. From and after the date hereof, all references to the term “Aggregate Commitments” in the Loan Documents shall mean such term as amended hereby.

3.2 In connection with the reduction in the Aggregate Commitments, (i) Schedule 2.01 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.01 attached hereto, (ii) the Commitment of each Lender is reduced on a pro rata basis to the applicable amount set forth in Schedule 2.01 attached hereto, and (iii) the Borrowers shall execute and deliver to each Lender a new Note evidencing its Commitment as so reduced (each, a “Replacement Note”).

4. Threshold Amount. The definition of “Threshold Amount” in Section 1.01 of the Credit Agreement is hereby amended by deleting the wording: “, except that for the purpose of the Event of Default set forth in Section 8.01(e) the Threshold Amount for non-recourse Debt shall be $20,000,000”. From and after the date hereof, all references to the term “Threshold Amount” in the Loan Documents shall means such term as amended hereby.

5. Minimum Holds. Section 10.07(b) of the Credit Agreement is hereby amended by (i) replacing “$10,000,000” with “$5,000,000.00” and (ii) replacing “$25,000,000.00” with “$20,000.000.00”.

6. Borrowing Base Sublimits.

6.1 Section 2 of Schedule 2.02 to the Credit Agreement is hereby amended by deleting the portion beginning with the wording “provided, that” and ending at the end of Section 2 in its entirety and inserting in its place thereof the following:

“provided, that, (1) the portion of the Borrowing Base comprised of (i) Qualified Tax-Exempt Bonds that do not include Section 42 LIHTC Equity and (ii) Qualified Taxable Construction Loans that are market rate, student and senior housing Taxable Construction Loans, shall not exceed an aggregate amount equal to $20,000,000; (2) the portion of the Qualified Taxable Construction Loans included in the Borrowing Base which are student and senior housing loans shall not exceed an aggregate amount equal to $10,000,000; (3) any Tax-Exempt Bond or Taxable Construction Loan which exceeds (i) $20,000,000 in principal amount shall be admitted into the Borrowing Base only with the prior approval of the Administrative Agent and (ii) $35,000,000 in principal amount shall be admitted into the Borrowing Base only with the prior approval of the Required Lenders; (4) the aggregate amount of the Qualified Tax-Exempt Bonds and Qualified Taxable Construction Loans secured by Projects located in the same state shall not exceed $30,000,000 in Borrowing Base Value; and (5) the aggregate amount of Qualified Tax Exempt Bonds and Qualified Taxable Construction Loans, the proceeds of which are directly or indirectly loaned to, and therefore to be repaid by, any Person and its Affiliates, shall not exceed $20,000,000 in Borrowing Base Value.”

6.2 Exhibit G to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit G attached hereto.

7. Unused Fee.

7.1 Section 1(c) of Schedule 2.02 to the Credit Agreement is hereby amended by deleting it in its entirety and inserting in its place thereof the following: “(c) For the unused fee, 0.175%.”

7.2 Section 2.07(a) of the Credit Agreement is hereby amended by deleting the last sentence.

8. Venue. Section 10.17(b) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in its place thereof the following:

“(b) NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE LOAN DOCUMENTS, INCLUDING SECTION 18(E) OF THE BORROWER SECURITY AGREEMENT AND SECTION 9 OF THE GUARANTY, ANY COURT PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK OR THE COMMONWEALTH OF MASSACHUSETTS LOCATED IN BOSTON (OR THE FEDERAL COURTS LOCATED THEREIN). BY EXECUTION AN DELIVERY OF THIS AMENDMENT, THE BORROWERS EACH CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS LISTED IN THE PRECEDING SENTENCE AND THE BORROWERS IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTIONS LISTED IN THE IMMEDIATELY PRECEDING SENTENCE IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENTS RELATED THERETO. NOTWITHSTANDING THE FOREGOING, EACH OF THE BORROWERS AND THE GUARANTOR AGREES THAT THE ADMINISTRATIVE AGENT OR THE LENDERS SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH OF THEM OR THEIR RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE ADMINISTRATIVE AGENT OR SUCH LENDER, RESPECTIVELY, TO (1) OBTAIN PERSONAL JURISDICTION OVER ANY OF THEM, (2) REALIZE ON ANY OF THE COLLATERAL OR (3) IN ORDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE LENDER.

(c) WITHOUT PREJUDICING THEIR RIGHTS TO ASSERT SUCH COUNTERCLAIMS IN ANY OTHER CONTEXT, EACH OF THE BORROWERS AND THE GUARANTOR FURTHER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT OR A LENDER TO REALIZE ON ANY COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ADMINISTRATIVE AGENT OR SUCH LENDER.

(d) THE PROVISIONS OF THIS SECTION 10.17 HAVE BEEN FULLY DISCUSSED BY THE BORROWERS, THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS, AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. THE BORROWERS AND THE GUARANTOR CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR THE LENDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT AND THE LENDERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND AGREEMENTS. THE FOREGOING WAIVERS AND AGREEMENTS CONSTITUTE A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT.”

9. Subsidiaries. Schedule 5.13 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 5.13 attached hereto.

10. Administrative Agent.

10.1 Schedule 10.02 to the Credit Agreement is hereby amended by deleting the notice addresses for Bank of America, N.A. in their entirety and inserting in their place thereof the following:

“Administrative Agent’s Office

(for payments and Requests for Credit Extensions);

Bank of America, N.A.

Mail Code MA5-503-04-16

One Federal Street, Fourth Floor

Boston, MA 02110

Attn: Ugo Arinzeh, Senior Vice President

Telephone: (202) 624-4046

Facsimile: (202) 783-2428

Electronic Mail: ugo.arinzeh@bankofamerica.com

With a copy to:

Bank of America, N.A.

Mail Code MA5-503-04-16

One Federal Street

Boston, MA 02110

Attn: Michael B. Twomey

Telephone: (617) 346-2396

Facsimile: (617) 346-2819

Electronic Mail: michael.b.twomey@bankofamerica.com”.

10.2 Annex A to Exhibit H to the Credit Agreement is hereby amended by (i) replacing “Mr. Journey” with “Ms. Arinzeh” and (ii) deleting the address for Bank of America, N.A. in its entirety and inserting in its place thereof the following:

“Bank of America, N.A.

Mail Code MA5-503-04-16

One Federal Street, Fourth Floor

Boston, MA 02110

Attn: Ugo Arinzeh, Senior Vice President”.

11. 30-Day Extension. Pursuant to Section 6.01 of the Credit Agreement and Section 18 of the Guaranty, on or before April 29, 2008 (the “Financial Statement Deadline”), the Borrowers and the Guarantor are required to deliver to the Administrative Agent certain audited financial statements for the 2007 fiscal year (the “Financial Statements”). If the Borrowers and the Guarantor deliver the Financial Statements to the Administrative Agent on or before the Financial Statement Deadline, and there is not then existing a Default, then the Administrative Agent, in its sole discretion, shall have the option to extend the Maturity Date for an additional 30 days (the “Extension Option”). If the Administrative Agent exercises the Extension Option, then, on the day the Administrative Agent exercises the Extension Option (the “Exercise Date”), (i) the Maturity Date will automatically be extended for an additional 30 days (the “30-Day Extension”), (ii) the definition of “Maturity Date” in Section 1.01 of the Credit Agreement shall be automatically amended by replacing “May 12, 2008” with “June 11, 2008”, and (iii) the Borrowers and the Guarantor shall pay a commitment fee to the Administrative Agent, for the ratable benefit of the Lenders, equal to 0.20% per annum of the Aggregate Commitments as of the Exercise Date, pro rated for the 30-Day Extension. Such fee shall be deemed fully-earned and non-refundable as of the Exercise Date. If the Administrative Agent exercises the Extension Option, the Administrative Agent will provide the Lenders with written notice that the Maturity Date has been extended.

12. Compliance with Financial Covenants. In accordance with the terms of that certain waiver letter, dated March 31, 2007, between, among others, the Borrowers, the Guarantor, the Administrative Agent and the Lenders (the “Financials Waiver Letter”), the Administrative Agent and the Required Lenders agreed that the Loan Parties may satisfy the financial reporting requirements set forth in Sections 6.01(a), 6.01(b), 6.01(c), 6.02(a), 6.02(b) and 6.02(g) of the Credit Agreement with respect to the Guarantor and MMA Construction Finance, LLC by delivering certain financial statements, certificates of independent certified public accountants, Compliance Certificates, Bond Valuation Reports, annual reports on Form 10-K and quarterly reports on Form 10-Q (collectively, the “Financial Information”) on or before the applicable deadlines set forth in the Financials Waiver Letter (the “Extended Deadlines”). Concurrently with delivery of the financial statements required by Sections 6.01(a), 6.01(b) and 6.01(c), the Borrowers and the Guarantor hereby agree to deliver to the Administrative Agent on or before the Extended Deadlines, duly executed and completed Compliance Certificates and, where applicable, Bond Valuation Reports, evidencing the Loan Parties compliance with the financial covenants and other provisions of the Credit Agreement as of the date of such financial statements.

13. Conditions to Closing. As a condition to the closing of this Amendment, all of the following shall have been satisfied:

13.1 The Borrowers, the Guarantor, the Administrative Agent, and each Lender shall have executed and delivered this Amendment and the Borrowers shall have executed and delivered to each Lender its Replacement Note;

13.2 The Borrowers and the Guarantor shall cause to be paid to the Administrative Agent, for the ratable benefit of the Lenders, (i) an extension fee in an aggregate amount equal to $202,222.22 (the “Extension Fee”) and (ii) the balance of the Waiver Fee required to be paid pursuant to that certain waiver fee letter, dated March 31, 2007, between, among others, the Borrowers, the Guarantor, the Administrative Agent and the Lenders;

13.3 The Borrowers and the Guarantor shall cause to be paid to the Administrative Agent the fees described in the Fee Letter of even date herewith between the Administrative Agent, the Borrowers and the Guarantor;

13.4 The Administrative Agent shall have timely received all financial statements and reports required to be delivered by the Borrowers and the Guarantor pursuant to the Financials Waiver Letter;

13.5 The Administrative Agent shall have received the other items set forth on the closing checklist attached hereto as Attachment A; and

13.6 There shall not have occurred and be continuing any Default.

14. Representations and Warranties. The Borrowers and the Guarantor, jointly and severally, represent and warrant to the Lenders and the Administrative Agent as of the date of this Amendment that: (i) no Default is in existence or will result from the execution and delivery of this Amendment or the consummation of any transactions contemplated hereby; (ii) each of the representations and warranties of the Borrowers and the Guarantor in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the effective date of this Amendment (except for representations and warranties limited as to time or with respect to a specific event, which representations and warranties shall continue to be limited to such time or event) and (iii) this Amendment, the Credit Agreement (as amended by this Amendment) and the other Loan Documents are legal, valid and binding agreements of the Borrowers and the Guarantor and are enforceable against them in accordance with their terms.

15. Ratification. Except as hereby amended, the Credit Agreement, all other Loan Documents and each provision thereof are hereby ratified and confirmed in every respect and shall continue in full force and effect, and this Amendment shall not be, and shall not be deemed to be, a waiver of any Default or of any covenant, term or provision of the Credit Agreement or the other Loan Documents. In furtherance of the foregoing ratification, by executing this Amendment in the space provided below, the Guarantor hereby absolutely and unconditionally (i) reaffirms its obligations under the Guaranty, and (ii) absolutely and unconditionally consents to (a) the execution and delivery by the Borrowers of this Amendment, (b) the continued implementation and consummation of arrangements and transactions contemplated by the Credit Agreement (including, without limitation, as amended hereby) and the other Loan Documents, and (c) the performance and observance by each Borrower and the Guarantor of all of its respective agreements, covenants, duties and obligations under the Credit Agreement (including, without limitation, as amended hereby) and the other Loan Documents.

16. Usury Savings Clause. It is expressly stipulated and agreed to be the intent of the Borrowers, the Administrative Agent and all Lenders at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits a Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Amendment and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under the Notes or under the Credit Agreement or any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if the Administrative Agent’s exercise of the option to accelerate the Maturity Date, or if any prepayment by the Borrowers results in the Borrowers having paid any interest in excess of that permitted by applicable law, then it is the Administrative Agent’s and each Lender’s express intent that all excess amounts theretofore collected by the Administrative Agent and each Lender shall be credited on the principal balance of the Notes and all other indebtedness and the provisions of the Credit Agreement, the Notes and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to the Lenders for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

17. Counterparts. This Amendment may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument.

18. Amendment as Loan Document. Each party hereto agrees and acknowledges that this Amendment constitutes a “Loan Document” under and as defined in the Credit Agreement.

19. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES); PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

20. Successors and Assigns. This Amendment shall be binding upon, and shall inure to the benefit of, each of the parties hereto and their respective successors and assigns.

21. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

22. Expenses. Each Borrower jointly and severally agrees to promptly reimburse the Administrative Agent and the Lenders for all expenses, including, without limitation, reasonable fees and expenses of outside legal counsel, it has heretofore incurred or hereafter incurs in connection with the preparation, negotiation and execution of this Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment.

23. Integration. This Amendment contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Amendment supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Amendment, all of which have become merged and finally integrated into this Amendment. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.

24. Further Assurances. The parties hereto shall execute such other documents as may be necessary or as may be required, in the opinion of counsel to the Administrative Agent, to effect the transactions contemplated hereby and to extend the liens and/or security interests of all other collateral instruments, as modified by this Amendment, including, without limitation, any modifications to, or re-filing of any financing statements previously filed by the Administrative Agent. The Borrowers also agree to provide to the Administrative Agent, on behalf of the Lenders, such other documents and instruments as the Administrative Agent reasonably may request in connection with the modification of the Loan effected hereby.

25. No Course of Dealing. The Administrative Agent and the Lenders have entered into this Amendment on the express understanding with each Borrower and the Guarantor that in entering into this Amendment, the Administrative Agent and the Lenders are not establishing any course of dealing with the Borrowers or the Guarantor. The Administrative Agent’s and the Lenders’ rights to require strict performance with all of the terms and conditions of the Credit Agreement and the other Loan Documents shall not in any way be impaired by the execution of this Amendment. None of the Administrative Agent and the Lenders shall be obligated in any manner to execute any further amendments or waivers and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are satisfactory to them, the Administrative Agent and the Lenders may require the payment of fees in connection therewith. Each of the Borrowers and the Guarantor agrees that none of the ratifications and reaffirmations set forth herein, nor the Administrative Agent’s nor any Lender’s solicitation of such ratifications and reaffirmations, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrowers or the Guarantor with respect to any subsequent modification, consent or waiver with respect to the Credit Agreement or any other Loan Document.

26. Jury Trial Waiver. THE BORROWERS, THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS BY ACCEPTANCE OF THIS AMENDMENT MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

BORROWERS:

MUNIMAE TEI HOLDINGS, LLC,
a Maryland limited liability company

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

MMA CONSTRUCTION FINANCE, LLC,
a Maryland limited liability company

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

MMA MORTGAGE INVESTMENT CORPORATION, a Florida corporation

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

[Signatures continued on next page]

GUARANTOR:

MUNICIPAL MORTGAGE & EQUITY, LLC,
a Delaware limited liability company

By: /s/ Anthony Mifsud
Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as administrative agent

By: /s/ Ugo Arinzeh
Name: Ugo Arinzeh
Title: Senior Vice President

LENDERS:

BANK OF AMERICA, N.A.

By: /s/ Ugo Arinzeh
Name: Ugo Arinzeh
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By: /s/ A. Jeffrey Jacobson
Name: A. Jeffrey Jacobson
Title: Vice President

[Signatures continued on next page]

ROYAL BANK OF CANADA

By: /s/ Dan LePage
Name: Dan LePage
Title: Authorized Signatory

CITICORP USA, INC.

By: /s/ Maria McKeon
Name: Maria McKeon
Title: Vice President

COMERICA BANK

By: /s/ Lisa Kotula
Name: Lisa Kotula
Title: Vice President

FANNIE MAE

By: /s/ Carl W. Riedy, Jr.
Name: Carl W. Riedy, Jr.
Title: Vice President

Schedule 2.01

Commitments and Pro Rata Shares

LENDER	COMMITMENT	PRO RATA SHARE
Bank of America, N.A.	$20,000,000.00	20.000000000000%
U.S. Bank National Association	$20,000,000.00	20.000000000000%
Royal Bank of Canada	$20,000,000.00	20.000000000000%
Citicorp USA, Inc.	$20,000,000.00	20.000000000000%
Comerica Bank	$6,000,000.00	6.000000000000%
Fannie Mae	$14,000,000.00	14.000000000000%

Total	$100,000,000.00	100.000000000000%